EXHIBIT 99.1

IMCO RECYCLING, COMMONWEALTH INDUSTRIES

COMPLETE MERGER

Irving, Texas and Louisville, Kentucky—December 9, 2004—IMCO Recycling Inc. (NYSE:IMR) and Commonwealth Industries, Inc. (NASDAQ/NM:CMIN) announced today the completion of their previously announced merger. The combined company is changing its name today to Aleris International, Inc. and will trade on the New York Stock Exchange under the ticker symbol ARS beginning December 10.

Commonwealth stockholders have become entitled to receive 0.815 shares of Aleris (formerly IMCO) common stock for each of their shares of Commonwealth common stock.

As previously announced, Steven J. Demetriou, previously President and CEO of Commonwealth, was appointed Chairman of the Board and Chief Executive Officer of Aleris.

“Today marks the creation of a new vertically integrated aluminum company with approximately $2.3 billion in pro-forma sales,” said Demetriou. “Aleris will have the assets, talent, financial strength and technology needed to achieve superior results for all stakeholders.”

The combined company expects to achieve annual recurring cost savings of $25 million within the first 18 to 24 months after the completion of the merger.

In conjunction with the merger closing, the Company also announced the completion of its refinancing including a $325 million revolving credit facility, and the funds associated with the previously completed $125 million senior unsecured notes due 2014 were released from escrow. Proceeds from the refinancing were used to repay indebtedness of Commonwealth including its $125 million senior subordinated notes.

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IMCO Recycling, Commonwealth Industries Complete Merger

The company also announced today that it will relocate its corporate headquarters to the Cleveland, Ohio area. The company expects to employ approximately 100 employees in its headquarters location.

Aleris International, Inc. is one of the world’s largest recyclers of aluminum and zinc and one of the leading US manufacturers of aluminum sheet. The company has 29 production locations in the US and Europe and employs approximately 3,200 employees. For more information about the company, please visit our web site at www.aleris.com.

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company’s and its subsidiaries’ expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive position and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the availability at favorable cost of aluminum scrap and other metal supplies that the company processes, the ability of the company to enter into effective raw materials, natural gas and other commodity derivatives, future natural gas and other fuel costs of the company, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, including synergies that the merger are expected to produce, financial condition of the Company’s customers and future bankruptcies and defaults by major customers, compliance with the provisions of the Sarbanes-Oxley Act, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, capacity and supply constraints or difficulties, restrictions on and future levels and timing of capital expenditures, retention of major customers, the timing and amounts of collections, the future mix of product sales vs. tolling business, currency exchange fluctuations; future writedowns or impairment charges which may be required because of the occurrence of some of the uncertainties listed above, the success of the Company in implementing its business strategy, and other risks as detailed in the Company’s various filings with the Securities and Exchange Commission.

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